UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

Cantor Fitzgerald Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56043	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Landings of Conroe, Conroe, Texas – Multifamily

On April 14, 2022, Cantor Fitzgerald Income Trust, Inc. (the “Company”), through a joint venture (the “Conroe JV”) with an affiliate of CAF Management, LLC (“CAF”), acquired a multifamily property (the “Property”) located at 1804 Longmire Road, Conroe, Texas at a contract purchase price of $43.4 million (the “Purchase Price”), exclusive of closing costs. The fee simple interest in the Property is held by a single purpose limited liability company (the “SPE”), which is a wholly-owned subsidiary of Conroe JV. The Property was acquired from Hilltop Conroe, LP (the “Seller”) in an off-market transaction. Seller is a third party and not affiliated with the Company or CAF.

The Conroe JV is externally managed by a wholly-owned subsidiary of the Company’s operating partnership. The Company and CAF own approximately 97% and 3% of the Conroe JV membership interests, respectively.  CAF will be entitled to a promote of 12.5% of all distributions to the Conroe JV members after such members receive their net capital contributions and a 10% compounded annual return.

The Property was constructed in 2005 and consists of 231,720 net rentable square feet across 31 buildings and is situated on an approximately 15.3-acre site. The Property features three different floor plans and is comprised of 200 one-, two-, and three-bedroom apartment homes.  The apartments units average 1,159 square feet with an average monthly rent of $1,262 as of April 11, 2022. Apartment amenities at the Property include club house, 24-hour fitness center, swimming pool, picnic and grilling area, sport court, dog park and gated access. As of April 11, 2022, the Property was 96% leased.

The Property was acquired with the proceeds of contributions from the Conroe JV members.  The Company funded its portion of the purchase price with cash from its ongoing initial public offering and a draw on the Citizens Facility as described below in Item 2.03.

The Property will be managed by an affiliate of CAF pursuant to a property management agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Citizens Facility

On July 23, 2021, the Company, its operating partnership, and certain of the Company’s subsidiaries, pursuant to a credit agreement with Citizens Bank, N.A., as administrative agent, lead arranger and sole bookrunner, and the lender parties thereto (collectively, “Lender”), entered into a senior secured revolving credit facility (“Citizens Facility”) for an aggregate principal amount of $100 million.

In connection with the acquisition of the Property, the Company pledged the Property to the Citizens Facility and drew an additional $36.5 million from the Citizens Facility.

As of April 18, 2022, the total amount outstanding under the Citizens Facility was approximately $84.4 million.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, as well as those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date: April 19, 2022	By:	/s/ Christopher A. Milner
Name: Christopher A. Milner
Title: President

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